Exhibit 1.1

TARGA RESOURCES CORP.

$750,000,000 4.900% Senior Notes due 2030

$750,000,000 5.650% Senior Notes due 2036

UNDERWRITING AGREEMENT

June 4, 2025

June 4, 2025

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

As Representatives of the several Underwriters

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Ladies and Gentlemen:

Introductory. Targa Resources Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of (i) $750,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2030 (the “2030 Notes”) and (ii) $750,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2036 (the “2036 Notes” and, together with the 2030 Notes, the “Notes”). Barclays Capital Inc. (“Barclays”), Citigroup Global Markets Inc. (“Citigroup”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Mizuho Securities USA LLC (“Mizuho”) have agreed to act as representatives of the several Underwriters (Barclays, Citigroup, J.P. Morgan and Mizuho, collectively in such capacity, the “Representatives”) in connection with the offering and sale of the Securities (as defined below).

The Notes will be issued pursuant to the Indenture, dated as of April 6, 2022 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to a supplemental indenture (the “Eleventh Supplemental Indenture”) to the Base Indenture, to be dated as of the Closing Date (as defined in Section 2 below) (together with the Base Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, dated as of April 6, 2022 (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally by (i) the entities listed on the signature pages hereof as “Guarantors” and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (collectively, the “Guarantors” and, together with the entities named in Schedule B hereto, the “Material Subsidiaries”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.” The Company and the Material Subsidiaries are herein collectively referred to as the “Targa Entities.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-286012), as amended, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 3:15 p.m. (Eastern time) on June 4, 2025 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time. The term Representatives shall mean either the singular or plural as the context requires.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company

The Company hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement became effective upon filing with the Commission under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Company’s knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing (which shall include by electronic transmission) by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated June 4, 2025, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing (which shall include by electronic transmission) to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) Company is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Securities under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

g) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each, a “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8 hereof.

h) No Applicable Registration or Other Similar Rights. Except as set forth or contemplated in the Disclosure Package and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

i) Incorporation and Good Standing of the Targa Entities. Each of the Targa Entities has been duly organized or formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the state of its jurisdiction of incorporation or formation, as applicable, with full power and authority to own or lease its properties and to conduct its business, in each case as described in the Disclosure Package and the Prospectus, as applicable, in all material respects. Each of the Targa Entities is duly registered or qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such registration or qualification, except where the failure to be so registered or qualified would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on (i) the business or properties, earnings, condition (financial or otherwise) or prospects, taken as a whole, of the Company and its subsidiaries, considered as one enterprise, whether or not in the ordinary course of business, or (ii) the ability of the Company and each Guarantor to perform its obligations under the Securities.

j) Capitalization and Other Capital Stock Matters.

(i)

The authorized, issued and outstanding equity interests of the Company are as set forth in the Disclosure Package and the Prospectus as of the dates specified therein. All of the issued equity interests of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding equity interests of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company.

(ii)

Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any equity interests of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any such equity interests, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(iii)

None of the subsidiaries of the Company other than Material Subsidiaries, individually, constituted a “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) as of the quarter ended March 31, 2025.

k) Authority.

(i)

The Company and each Guarantor have all requisite corporate, partnership or limited liability company power and authority, as applicable, to execute, deliver and perform each of its obligations under the Securities. The Notes have each been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”). The Guarantees have been duly authorized by each Guarantor and, upon the due issuance and delivery of the related Notes and the due endorsement of the notations of Guarantee thereon, will constitute valid and legally binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(ii)

The Company and each Guarantor have all requisite corporate, partnership or limited liability company, as applicable, power and authority to execute, deliver and perform each of its respective obligations under the Indenture. The Indenture has been duly authorized by the Company and Guarantors and, when executed and delivered by the Company and each Guarantor (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(iii)

The Company and each Guarantor have all requisite corporate, partnership or limited liability company, as applicable, power and authority to execute, deliver and perform each of its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and each Guarantor of the transactions contemplated hereby have been duly authorized by the Company and each Guarantor. This Agreement has been duly executed and delivered by the Company and each Guarantor.

l) All Necessary Permits, etc. No permit, consent, approval, authorization, order, registration, filing or qualification (“Permits”) of or with any court or governmental agency or body having jurisdiction over any of the Targa Entities or any of their respective properties or assets is required in connection with the issuance and sale by the Company of the Securities or the consummation by the Company of the other transactions contemplated hereby, except (i) such Permits as may be required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Permits as have been obtained or will be obtained prior to the Closing Date, (iii) such Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) such Permits as are disclosed in the Disclosure Package and the Prospectus.

m) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

(i)

None of (i) the execution, delivery and performance by either of the Company or any Guarantor of this Agreement and the Indenture or (ii) the consummation by either of the Company or any Guarantor of the transactions contemplated hereby or thereby (including, without limitation, the issuance and sale of the Securities) (A) constitutes or will constitute a violation of the organizational documents of either of the Company or any Guarantor, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either of the Company or any Guarantor is a party or by which any of them or any of their respective properties may be bound, or (C) (assuming compliance with all applicable state securities or “Blue Sky” laws) violates or will violate any statute, judgment, decree, order, rule or regulation applicable to either of the Company or any Guarantor or any of their respective properties or assets, except, with respect to clauses (B) and (C) only, for any such breach, violation or default, as applicable, that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company or the Guarantors, as applicable, to consummate the transactions contemplated by this Agreement.

(ii)

No Targa Entity is in (i) violation of its organizational documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Targa Entities or any of their respective properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either clause (ii) or (iii) would, if continued, have a Material Adverse Effect.

n) Financial Statements; No Undisclosed Liabilities.

(i)

The historical consolidated financial statements of the Company and its subsidiaries included in the Disclosure Package and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein; and, if pro forma financial statements are incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement, then the assumptions used in preparing such pro forma financial statements provided a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts on the bases described therein, and such pro forma financial statements have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements. PricewaterhouseCoopers LLP (the “Independent Accountants”), which has audited certain financial statements of the Company and its subsidiaries, and delivered its report with respect to the audited consolidated financial statements incorporated by reference in the Disclosure Package and the Prospectus, is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Disclosure Package and Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(ii)

Since the date of the most recent financial statements appearing in the Disclosure Package and the Prospectus and except as set forth or contemplated in the Disclosure Package and the Prospectus, (i) none of the Targa Entities has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole and (ii) the Company has not declared, paid or otherwise made any distribution of any kind on its equity interests (other than the Company’s quarterly dividends on its common and preferred stock).

o) No Material Actions or Proceedings.

(i)

Except as set forth or contemplated in the Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Company, threatened, to which any Targa Entity is or may be a party or to which the business or property of any Targa Entity is or may be subject, (ii) to the knowledge of the Company, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any Targa Entity is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent the consummation of the issuance or sale of the Securities to be sold hereunder, or (C) draw into question the validity of this Agreement.

(ii)

There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened or contemplated, against the Targa Entities or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Disclosure Package and the Prospectus, nor are there any agreements, contracts, indentures, leases or other instruments that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Disclosure Package and the Prospectus.

(iii)

Except as set forth or contemplated in the Disclosure Package and the Prospectus, to the knowledge of the Company, no legal or governmental proceedings are pending or threatened to which any Targa Entity is a party or to which the property or assets of the Targa Entities is subject that, if determined adversely to Targa Entities, could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

p) Governmental Licenses. Each of the Targa Entities possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; each of the Targa Entities is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and except as described in the Disclosure Package and the Prospectus, none of the Targa Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

q) Tax Law Compliance. Except as set forth or contemplated in the Disclosure Package and the Prospectus, each of the Targa Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to file, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in the United States in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

r) Statistical and Market Data. Any statistical and market-related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

s) Title to Properties. Each of the Targa Entities has good and marketable title to all real property and good title to all personal property described in the Disclosure Package and the Prospectus as being owned by it free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”), except (i) as described, and subject to limitations contained, in the Disclosure Package and the Prospectus, (ii) Liens that arise under that certain Credit Agreement, dated as of February 18, 2025, among the Company, Bank of America, N.A., as the administrative agent and swing line lender, and the other agents and lenders party thereto (the “Credit Agreement”) or (iii) to the extent the failure to have such title or the existence of such Liens would not, individually or in the aggregate, have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Targa Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Targa Entities taken as a whole as they have been used consistent with the past practices of the Targa Entities, as applicable, as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus, except to the extent the failure to hold such valid and subsisting and enforceable leases would not, individually or in the aggregate, have a Material Adverse Effect. The Targa Entities have such easements or rights-of-way (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect and (iii) rights-of-way held by affiliates of the Company as nominee for the benefit of the Targa Entities.

t) Intellectual Property Rights. Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Targa Entities owns or possesses, or can acquire or use on reasonable terms, adequate patents, patents rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry out their respective businesses now or proposed to be operated by them as described in the Disclosure Package and the Prospectus, and (ii) each of the Targa Entities has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect any of its interest therein.

u) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

v) Cybersecurity. (A) Except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Targa Entities, taken as a whole, there has been no security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s, the Guarantors’ and their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company, the Guarantors and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Guarantors and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company, the Guarantors nor their respective subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Guarantors and their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. Except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Targa Entities, taken as a whole, the Company, the Guarantors and their respective subsidiaries are in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

w) Compliance with Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) the Targa Entities are in compliance with applicable Environmental Laws (as defined below); (ii) the Targa Entities have obtained and are in compliance with all Environmental Permits (as defined below) required of them under applicable Environmental Laws to conduct the Company’s business as presently conducted; (iii) none of the Targa Entities has received any written notice of an action, suit, demand, claim, hearing, notice of violation or investigation, or proceeding, which matter remains unresolved and alleges liability of the Targa Entities under, or violation by the Targa Entities of, any Environmental Law, and, to the knowledge of the Company, no facts, circumstances or conditions exist that would reasonably be expected to result in the receipt of such notice; and (iv) to the knowledge of the Company, there are no releases of Hazardous Materials (as defined below) that would reasonably be expected to give rise to liabilities or obligations under any Environmental Law. For purposes of this Agreement: (i) “Environmental Law” means all applicable federal, state and local laws, rules (including but not limited to rules of common law), regulations, ordinances, orders, decrees and other legally-enforceable requirements of any governmental entity relating to pollution, protection of human health (to the extent relating to exposure to Hazardous Materials) or the Environment, including those relating to the generation, storage, treatment, disposal, transport or release of Hazardous Materials; (ii) “Hazardous Materials” means any pollutant or contaminant, chemical, material, waste or substance in any form regulated under any applicable Environmental Law including, but not limited to any: (A) “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; (B) “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended; (C) petroleum or petroleum product, natural gas, natural gas liquids, or crude oil or any fraction thereof; (D) polychlorinated biphenyls; and (E) naturally occurring radioactive materials; (iii) “Environmental Permits” means any permit, authorization, license, variance, and approvals required under applicable Environmental Law; and (iv) “Environment” means ambient air, surface water, groundwater, drinking water, land surface and subsurface strata, and environmental natural resources such as wetlands, flora and fauna.

x) Labor Matters. There is no strike, labor dispute, slowdown or work stoppage with the employees of Targa Entities that is pending or, to the knowledge of the Company, threatened that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

y) No Material Adverse Effect. (i) None of the Targa Entities has sustained, since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), any material loss or interference with its respective business or properties from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign) otherwise than as set forth in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) and (ii) since such date, there has not occurred any change or development that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

z) Insurance. Each of the Targa Entities carries or is entitled to the benefits of insurance relating to its respective assets, with financially sound and reputable insurers, in such amounts and covering such risks as are commercially reasonable, and all such insurance is in full force and effect. No Targa Entity has any reason to believe that it will not be able (i) to renew its existing insurance coverage relating to its respective assets as and when such policies expire or (ii) to obtain comparable coverage relating to its respective assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

aa) FERC Regulation. Except (i) as disclosed in the Disclosure Package and the Prospectus and (ii) in regard to regulation by the Federal Energy Regulation Commission, none of the Targa Entities is subject to rate regulation under federal law.

bb) ERISA Compliance. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Targa Entities is in compliance with its obligations under all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); with respect to each “plan” (as defined in Section 3(3) of ERISA) in which any current or former employees of the Company or of any trade or business that, together with the Company, is or has been treated, within the six years preceding such date, as a single employer under Section 4001(b)(1) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), are or have been eligible to participate, (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any such plan that is a “pension plan” (as defined in ERISA, hereinafter, a “Pension Plan”) for which any of the Targa Entities would have any liability, excluding any reportable event for which a waiver could apply; and (iii) none of the Targa Entities expects to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or Sections 430 or 4971 of the Code with respect to any Pension Plan.

cc) Internal Controls and Procedures. Except as disclosed in the Disclosure Package and the Prospectus, the Targa Entities maintain a system of internal accounting controls sufficient to provide commercially reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Disclosure Package and the Prospectus, the Targa Entities’ internal controls over financial reporting are effective and none of the Targa Entities is aware of any material weakness in its internal control over financial reporting.

dd) Company Not an Investment Company. Neither of the Company nor any Guarantor is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) will be, an “investment company” or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder.

ee) Description of the Securities and the Indenture. The descriptions of the Securities and the Indenture contained in the Disclosure Package and the Prospectus are accurate in all material respects.

ff) No Price Stabilization or Manipulation. None of Targa Entities has taken, nor will any of them take, directly or indirectly, any action designed to, or that would constitute or that might be reasonably expected to result in, stabilization or manipulation of the price of the Securities.

gg) No Unlawful Contributions or Other Payments. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (in their capacity as directors, officers, agents or employees) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

hh) No Prohibited Payments. No Material Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Company, from making any other distribution on such Material Subsidiary’s equity interests, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except (i) as described in or contemplated by the Disclosure Package and the Prospectus, (ii) arising pursuant to or permitted under the Credit Agreement, (iii) such prohibitions mandated by the laws of each such Material Subsidiary’s state of formation or the terms of any such Material Subsidiary’s governing instruments or (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

ii) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

jj) No Conflict with OFAC Laws. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (in their capacity as directors, officers, agents or employees) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) nor is either the Company or its subsidiaries located, organized or resident in a country or territory that is the subject or target of comprehensive U.S. sanctions; and the Company will not directly or knowingly indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person that, at the time of such financing or facilitation, is the subject of any U.S. sanctions administered by OFAC or in any sanctioned country.

kk) Disclosure Controls and Procedures. Except as disclosed in the Disclosure Package and the Prospectus, (i) the Company has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports filed or to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Securities.

a) The Securities. Each of the Company and the Guarantors agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Securities upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of 2030 Notes set forth opposite their names on Schedule A at a purchase price of 99.270% of the principal amount of the 2030 Notes, payable on the Closing Date. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of 2036 Notes set forth opposite their names on Schedule A at a purchase price of 99.050% of the principal amount of the 2036 Notes, payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., Texas Tower, 845 Texas Avenue, Suite 4700, Houston, TX 77002 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on June 18, 2025, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Notes. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.

SECTION 3. Covenants of the Company.

Each of the Company and the Guarantors, jointly and severally, covenants and agrees with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing (which shall include by electronic transmission), of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or, to the Company’s knowledge, threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the prompt lifting thereof.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Securities by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. Each of the Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. None of the Company or any of the Guarantors shall be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or to the Company’s knowledge, threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its commercially reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Depositary. The Company will cooperate with the Underwriters and use its commercially reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

j) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities).

k) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

l) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).

m) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to the Representatives, and will use its commercially reasonable best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

n) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form reasonably satisfactory to the Representatives, (iii) use its commercially reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

o) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

p) No Manipulation of Price. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Securities, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (viii) any fees payable in connection with the rating of the Securities to the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xi) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall be effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from the Independent Accountants a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information of the Company and its subsidiaries contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from the Independent Accountants a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Objection. If the Registration Statement and/or the offering of the Securities has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)	in the judgment of the Representatives, there shall not have occurred any Material Adverse Effect;

(ii)

there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus; and

(iii)

there shall not have occurred any downgrading in or withdrawal of, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

f) Opinion of Counsel for the Company. On the Closing Date, the Representatives shall have received the favorable opinion of Vinson & Elkins L.L.P., counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

g) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

h) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by any two of the President, Chief Financial Officer, Senior Vice President – Finance and Treasurer, and Executive Vice President and General Counsel of the Company, dated as of such Closing Date, to the effect that:

(i)	the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii)	the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii)

the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv)	the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

i) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9, 17, 18 and 20 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 11(i), (iv) or (vi), or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including, but not limited, to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers, employees, affiliates and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, affiliate, agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact included in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such director, officer, employee, affiliate, agent and controlling person for any and all expenses (including the reasonable and documented fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such director, officer, employee, affiliate, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact included in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company, any Guarantor or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company and the Guarantors hereby acknowledges that the only information furnished to the Company and the Guarantors by any Underwriter through the Representatives expressly for use in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in (i) paragraphs five, nine, ten, eleven and twelve (only with respect to the underwriters) under the heading “Underwriting (Conflicts of Interest)” and (ii) the third sentence of paragraph seven under the heading “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, each director, officer, employee, affiliate and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company or any Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or any Guarantor with the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Securities and the aggregate principal amount of such Securities with respect to which such default occurs exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9, 17, 18 and 20 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives, there shall have occurred any Material Adverse Effect; (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (vi) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading). Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9, 17, 18 and 20 shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or any person controlling the Underwriter, the Company, any Guarantor, the officers or employees of the Company or any Guarantor, or any person controlling the Company, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081

Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, NY 10020

Attn: Debt Capital Markets

Email: BA_DCM_Notices@mizuhogroup.com

If to the Company or the Guarantors:

Targa Resources Corp.

811 Louisiana Street, Suite 2100

Houston, Texas 77002

Attention: Chief Financial Officer

with a copy to:

Vinson & Elkins L.L.P.

Texas Tower

845 Texas Avenue, Suite 4700

Houston, Texas 77002

Attention: Michael S. Telle

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. Trial by Jury. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 19. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, its subsidiaries and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 20. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this provision: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 21. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

TARGA RESOURCES CORP.

By:	/s/ Joel Thomas
	Name:	Joel Thomas
	Title:	Senior Vice President – Finance and Treasurer

[Signature Page to Underwriting Agreement]

GUARANTORS:

TARGA ENERGY GP LLC
TARGA GP INC.
TARGA LP INC.
TARGA RESOURCES FINANCE CORPORATION
TARGA RESOURCES GP LLC
TARGA RESOURCES LLC

By:	/s/ Joel Thomas
	Name:	Joel Thomas
	Title:	Senior Vice President – Finance and Treasurer

TARGA ENERGY LP

By: Targa Energy GP LLC, its general partner

By:	/s/ Joel Thomas
	Name:	Joel Thomas
	Title:	Senior Vice President – Finance and Treasurer

TARGA RESOURCES PARTNERS LP

By: Targa Resources GP LLC, its general partner

By:	/s/ Joel Thomas
	Name:	Joel Thomas
	Title:	Senior Vice President – Finance and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ John Lembeck
Name:	John Lembeck
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

MIZUHO SECURITIES USA LLC

By:	/s/ Mark Tuttle
Name:	Mark Tuttle
Title:	Managing Director

For themselves and as the Representatives of the several Underwriters named in the attached Schedule A.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of 2030 Notes to be Purchased	Aggregate Principal Amount of 2036 Notes to be Purchased
Barclays Capital Inc.	$91,875,000	$91,875,000
Citigroup Global Markets Inc.	91,875,000	91,875,000
J.P. Morgan Securities LLC	91,875,000	91,875,000
Mizuho Securities USA LLC	91,875,000	91,875,000
Capital One Securities, Inc.	45,563,000	45,562,000
PNC Capital Markets LLC	45,563,000	45,562,000
RBC Capital Markets, LLC	45,562,000	45,563,000
Truist Securities, Inc.	45,562,000	45,563,000
CIBC World Markets Corp.	33,750,000	33,750,000
Goldman Sachs & Co. LLC	33,750,000	33,750,000
Morgan Stanley & Co. LLC	33,750,000	33,750,000
Regions Securities LLC	33,750,000	33,750,000
SMBC Nikko Securities America, Inc.	33,750,000	33,750,000
Comerica Securities, Inc.	10,500,000	10,500,000
U.S. Bancorp Investments, Inc.	10,500,000	10,500,000
Zions Direct, Inc.	10,500,000	10,500,000
Total	$750,000,000	$750,000,000

Sch A-1

SCHEDULE B

Legal Name	Jurisdiction
Grand Prix Pipeline LLC	Delaware
Lasso Acquiror LLC	Delaware
Targa Downstream LLC	Delaware
Targa Gas Marketing LLC	Delaware
Targa Liquids Marketing and Trade LLC	Delaware
Targa Midstream Services LLC	Delaware
Targa Northern Delaware LLC	Delaware
Targa Pipeline Mid-Continent Holdings LLC	Delaware
Targa Pipeline Mid-Continent WestTex LLC	Delaware
Targa Pipeline Operating Partnership LP	Delaware
Targa Pipeline Partners LP	Delaware
Targa Resources Operating LLC	Delaware

Sch B-1

ANNEX I

Issuer Free Writing Prospectuses

Final Term Sheet dated June 4, 2025

Annex-1

ANNEX II

Company Additional Written Communication

None.

Annex-1

EXHIBIT A

(i) The Registration Statement became effective upon filing with the Commission under the Securities Act and, to our knowledge, (a) no stop order suspending the effectiveness of the Registration Statement has been issued and (b) no proceedings for that purpose have been instituted or threatened by the Commission.

(ii) Without independent check or verification of the statements contained therein, the Registration Statement, the Preliminary Prospectus, the FWP and the Prospectus (other than the financial statements and related schedules, including the notes thereto and the auditor’s report thereon, and any other financial, or accounting information included therein or omitted therefrom, as to which we express no opinion), in each case excluding the documents incorporated or deemed incorporated by reference therein, as of their respective effective or issue dates, appear on their face to have complied as to form in all material respects to the requirements of the Securities Act.

(iii) The Company is in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to execute and deliver each of the Underwriting Agreement, the Base Indenture, the Eleventh Supplemental Indenture and the Notes and to perform its obligations thereunder.

(iv) Each of the Subsidiary Guarantors listed as a “Delaware LLC Guarantor” on Annex A hereto is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, with limited liability company power and authority to execute and deliver the Underwriting Agreement, to issue its Guarantee and to perform its obligations under the Transaction Documents to which it is a party.

(v) Each of the Subsidiary Guarantors listed as a “Delaware LP Guarantor” on Annex A hereto is validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with limited partnership power and authority to execute and deliver the Underwriting Agreement, to issue its Guarantee and to perform its obligations under the Transaction Documents to which it is a party.

(vi) Each of the Subsidiary Guarantors listed as a “Delaware Corporate Guarantor” on Annex A hereto is validly existing and in good standing as a corporation under the laws of the State of Delaware, with corporate power and authority to execute and deliver the Underwriting Agreement, to issue its Guarantee and to perform its obligations under the Transaction Documents to which it is a party.

(vii) Each of the Base Indenture and the Eleventh Supplemental Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors party thereto, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and, assuming the due authorization, execution and delivery of the Base Indenture and Eleventh Supplemental Indenture by the Trustee, the Indenture constitutes a valid and legally binding agreement of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject to the Enforceability Exceptions (as hereinafter defined).

(viii) The Notes have been duly authorized, executed and delivered by the Company and, when duly authenticated as provided in the Indenture and paid for as provided in the Underwriting Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions; and the Guarantees have been duly authorized by each of the Subsidiary Guarantors and, when the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided in the Underwriting Agreement and assuming the due authorization, execution and delivery of the Base Indenture and the Eleventh Supplemental Indenture by the Trustee, will be valid and legally binding obligations of each of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their terms, subject to the Enforceability Exceptions.

(ix) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

(x) The statements in the Time of Sale Information and the Prospectus under the headings “Description of the Notes” and “Description of Debt Securities,” insofar as such statements purport to summarize certain provisions of the Indenture and the Securities, are accurate in all material respects.

(xi) The execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any document filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 or the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, (B) result in any violation of the provisions of (i) the Certificate of Incorporation or Bylaws of the Company or (ii) any certificate of formation, certificate of limited partnership, limited liability company agreement, limited partnership agreement, certificate of incorporation or bylaws or similar organizational document of any of the Subsidiary Guarantors or (C) result in the violation of any Applicable Law (as hereinafter defined) or any judgment, order or regulation known to us of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (A) and (C) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect. With respect to clause (C) above, we express no opinion as to the application of any federal or state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(xii) No consent, approval, authorization, order, registration or qualification of or with any federal, Delaware or New York court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Subsidiary Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities and compliance by the Company and each of the Subsidiary Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction

Documents, except for the registration of the Securities under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and any consent, approval, authorization, order, registration or qualification that either has been obtained or made, or which if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect. With respect to this paragraph (xiv), we express no opinion with respect to consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(xiii) The descriptions in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Certain United States Federal Income Tax Consequences,” to the extent that they constitute summaries of matters of U.S. federal income tax law or regulation or legal conclusions, are accurate in all material respects subject to the qualifications, assumptions and limitations set forth therein.

(xiv) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xv) Each document filed by the Company pursuant to the 1934 Act and incorporated or deemed incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus (other than the exhibits thereto, the financial statements and related schedules, including the notes thereto and the auditor’s report thereon, and any other financial or accounting information included or incorporated therein, or omitted therefrom, as to which we express no opinion), when so filed with the Commission, appeared on its face to have complied as to form in all material respects to the requirements of the 1934 Act.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and representatives of and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. Although we have not undertaken to determine independently, are not passing on and do not assume responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus (except as expressly provided in paragraphs (x) and (xiii) above), based upon the participation described above and subject to the next succeeding sentence, nothing has come to our attention that causes us to believe that (i) the Registration Statement, as of its most recent effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement as of such time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the time sales of the Securities were first made on June 4, 2025, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, we do not express any comment or belief with respect to the financial statements and related schedules including the notes thereto and the auditor’s report thereon and any other financial or accounting information included therein or omitted therefrom, and the Form T-1 filed as an exhibit to the Registration Statement, included in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus.

EXHIBIT B

Filed Pursuant to Rule 433

Issuer Free Writing Prospectus dated June 4, 2025

Registration Statement No. 333-286012

TARGA RESOURCES CORP.

PRICING TERM SHEET

Issuer:	Targa Resources Corp.

Ratings* (Moody’s / S&P / Fitch):	[Ratings Intentionally Omitted]

Note Type:	Senior Unsecured Notes

Pricing Date:	June 4, 2025

Settlement Date**:	June 18, 2025 (T+10)

Gross Proceeds (before underwriting discounts and offering expenses):	$1,496,775,000

	$750,000,000 4.900% Senior Notes Due 2030	$750,000,000 5.650% Senior Notes Due 2036

Principal Amount:	$750,000,000	$750,000,000

Maturity Date:	September 15, 2030	February 15, 2036

Benchmark Treasury:	4.000% due May 31, 2030	4.250% due May 15, 2035

Benchmark Treasury Price and Yield:	100-10 / 3.930%	99-04 / 4.359%

Spread to Benchmark:	+ 100 bps	+ 133 bps

Yield to Maturity:	4.930%	5.689%

Coupon:	4.900%	5.650%

Public Offering Price:	99.870% of the principal amount	99.700% of the principal amount

Make-Whole Call:	T + 15 bps	T + 20 bps

Call at Par:	On or after August 15, 2030	On or after November 15, 2035

Interest Payment Dates:	March 15 and September 15, beginning September 15, 2025	February 15 and August 15, beginning August 15, 2025

CUSIP / ISIN:	87612G AP6 / US87612GAP63	87612G AQ4 / US87612GAQ47

Joint Book-Running Managers:

Barclays Capital Inc.

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Capital One Securities, Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Truist Securities, Inc.

Co-Managers:

CIBC World Markets Corp.

Goldman Sachs & Co. LLC

Morgan Stanley & Co. LLC

Regions Securities LLC

SMBC Nikko Securities America, Inc.

Comerica Securities, Inc.

U.S. Bancorp Investments, Inc.

Zions Direct, Inc.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time.
**

We expect delivery of the notes will be made against payment therefor on or about June 18, 2025, which is the tenth business day following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the business day prior to delivery will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

************************

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting Barclays Capital Inc. at 1-888-603-5847, Citigroup Global Markets Inc. at 1-800-831-9146, J.P. Morgan Securities LLC at 1-212-834-4533 or Mizuho Securities USA LLC at 1-866-271-7403.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.